SILLS CUMMIS & GROSS A PROFESSIONAL CORPORATION
One Rockefeller Plaza New York, NY 10020 Tel: 212-643-7000 Fax: 212-643-6500
One Riverfront Plaza Newark, New Jersey 07102-5400 Tel: 973-643-7000 Fax: 973-643-6500 650 College Road East Princeton, NJ 08540 Tel: 609-227-4600 Fax: 609-227-4646

July 26, 2011

Cover-All Technologies Inc.

55 Lane Road, Suite 300

Fairfield, New Jersey 07004

Re:

Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 on Form S-3, Filed on July 26, 2011

Ladies and Gentlemen:

We have acted as counsel to Cover-All Technologies Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 7,547,620 shares of common stock, par value $0.01 per share (the “Shares”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares were originally registered pursuant to a Registration Statement on Form S-1 (File No. 333-156397), declared effective by the Securities and Exchange Commission (the “Commission”) on August 12, 2009 (as amended, the “Registration Statement”), in order to register certain resales of the Shares by the selling stockholders named in the Registration Statement.  The Company is filing Post-Effective Amendment No. 3 to the Registration Statement (“Post-Effective Amendment No. 3”) in order to convert the Registration Statement into a Registration Statement on Form S-3.  This opinion is being provided at your request in connection with the filing of Post-Effective Amendment No. 3.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:  (a) the Registration Statement; (b) Post-Effective Amendment No. 3; (c) the Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware, and the By-laws, as in effect on the date hereof, of the Company; and (d) such other agreements, documents, corporate records and other instruments as we have considered necessary to the rendering of the opinion expressed below.

SILLS CUMMIS & GROSS

                A PROFESSIONAL CORPORATION

July 26, 2011

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law, including applicable statutory provisions and applicable judicial decisions interpreting those laws.

The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We consent to your filing this opinion as an exhibit to Post-Effective Amendment No. 3 and to the reference to our firm contained under the heading “Legal Matters,” but in giving such consent do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sills Cummis & Gross P.C.